Exhibit 10.5

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (the "Agreement") dated for reference the day of , 20 .

BETWEEN:

, Director

(the "Indemnitee")

AND:

MERCER INTERNATIONAL INC., a corporation organized under the laws of the State of Washington with an office at Suite 1120 – 700 West Pender Street, Vancouver, B.C. V6C 1G8

(the "Corporation")

WITNESSES THAT WHEREAS:

1.
Enhancing the ability of the Corporation to retain and attract as directors and officers the most capable persons available is in the best interests of the Corporation and the Corporation therefore should seek to assure such persons that indemnification and insurance coverage is available;
2.
The Indemnitee is a Director of the Corporation;
3.
Both the Corporation and the Indemnitee recognize the increased risk of litigation and claims being asserted against directors and officers of public companies in today's environment; and
4.
In recognition of the Indemnitee's need for substantial protection against personal liability and in order to procure the Indemnitee's continued service as a director of the Corporation and to enhance the Indemnitee's ability to serve the Corporation in an effective manner, the Corporation wishes to provide in this Agreement for the indemnification of the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.

NOW THEREFORE, in consideration of the premises, the respective covenants of the parties herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

1.
INTERPRETATION
1.1.
Definitions. For the purposes of this Agreement, the following terms shall have the following meanings, respectively:
1.1.1.
"Board" means the board of directors of the Corporation;
1.1.2.
"Claim" or "Claims" has the meaning ascribed to such term in Subsection 2.1(a) hereof;
1.1.3.
"Costs" has the meaning ascribed thereto in Subsection 2.1(b) hereof;
1.1.4.
"Constituent Documents" means the Corporation's Articles of Incorporation and Bylaws, as each may be amended from time to time;
1.1.5.
"Disinterested Directors" has the meaning ascribed thereto in Subsection 2.5 hereof;
1.1.6.
"Expense Advance" has the meaning ascribed to such term in Section 2.2 hereof;
1.1.7.
"Indemnifiable Event" has the meaning ascribed to such term in Subsection 2.1(a) hereof;
1.1.8.
"Other Indemnity Provisions" has the meaning ascribed to such term in Section 8.8 hereof;

1.1.9.
"Related Companies" has the meaning ascribed to such term in Subsection 2.1(a) hereof;
1.1.10.
"Special Legal Counsel" means (i) counsel selected by the Board by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board, in which designated directors who are parties may participate, consisting solely of two or more Disinterested Directors; or (ii) if such a quorum cannot be obtained and a committee cannot be designated as set forth herein, counsel selected by a majority vote of the Board, in which directors who are parties to the Claim may participate;
1.1.11.
"Standard of Conduct Determination"has the meaning ascribed to such term in Subsection 2.5 hereof; and
1.1.12.
"WBCA" means the Washington Business Corporation Act, as it may be amended from time to time.
1.2.
Effective Date. Notwithstanding the date of its execution and delivery, this Agreement shall be conclusively deemed to commence on, and be effective as of, the day upon which the Indemnitee first became a director or officer of the Corporation and shall survive and remain in full force and effect after the Indemnitee ceases to be a director or officer of the Corporation and after the termination of the Indemnitee's employment with the Corporation.
2.
INDEMNITY
2.1.
Indemnification. Subject to Section 2.5 and Section 3.1, the Corporation shall indemnify and save harmless the Indemnitee to the fullest extent permitted by law in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against and from:
2.1.1.
any and all charges and claims of every nature and kind whatsoever which may be brought, made or advanced by any person, firm, corporation or government, or by any governmental department, body, commission, board, bureau, agency or instrumentality against the Indemnitee, and any and all threatened, pending or completed actions, suits or proceedings, or any inquiries or investigations, whether instituted by the Corporation or any other person, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, against the Indemnitee, including any and all actions, suits, proceedings, inquiries or investigations in which the Indemnitee was, is, becomes or is threatened to be made a party to, witness in, or other participant in (each, a "Claim", or, collectively, "Claims"), by reason of (or arising in part out of) the Indemnitee being a director, officer, employee, member, manager or agent of the Corporation, any of the Corporation's subsidiaries, or any company, limited liability company, partnership, joint venture, trust or other entity or enterprise related to or affiliated with the Corporation or which the Indemnitee was serving at the request of the Corporation as a director, officer, employee, agent or trustee (collectively, the "Related Companies"), or that arise out of or are in any way connected with the management, operation, activities, affairs or existence of the Corporation or any of its Related Companies (each, an "Indemnifiable Event");
(b)
any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), judgments, fines, liabilities, penalties (statutory and otherwise), losses and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such costs, damages, expenses, judgments, fines, liabilities, penalties, losses or amounts paid in settlement) (collectively, "Costs") which the Indemnitee may sustain, incur or be liable for by reason of (or arising in part out of) an Indemnifiable Event whether sustained or incurred by reason of his negligence, default, breach of duty, breach of trust, failure to exercise due diligence or otherwise in relation to the Corporation or its Related Companies or any of their affairs; and
(c)
in particular, and without in any way limiting the generality of the foregoing, any and all Costs which the Indemnitee may sustain, incur or be liable for as a result of or in connection with the release of or presence in the environment of hazardous substances, contaminants, litter, waste, effluent, refuse, pollutants or deleterious materials and that arise out of or are in any way connected with the management, operation, activities, affairs or existence of the Corporation or any of its Related Companies.
2.2.
Expense Advances.
(a)
Subject to Section 2.5 and Section 3.1, the Corporation shall advance to the Indemnitee the Costs reasonably estimated to be sustained, incurred or suffered by him in connection with the indemnification set forth in Section 2.1 hereof within two business days of receipt by the Corporation of a written request for such advance (an "Expense Advance"), provided that the Indemnitee must furnish the Corporation with a written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the Standard of Conduct Determination.

(b)
The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction, which determination is not subject to any subsequent appeals, that the Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement.
2.3.
Mandatory Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in the defense of any Claim or in the defense of any charge, issue or matter therein, including the dismissal of a Claim, the Corporation shall indemnify the Indemnitee against any and all Costs actually and reasonably sustained or incurred by him in connection with the investigation, defense or appeal of such Claim.
2.4.
Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, the Corporation shall indemnify the Indemnitee if and whenever he is a witness or participant, or is threatened to be made a witness or participant, to any action, suit, proceeding, hearing, inquiry or investigation to which the Indemnitee is not a party, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any of its Related Companies or by reason of anything done or not done by him in such capacity, against any and all Costs actually and reasonably sustained or incurred by or on the Indemnitee's behalf in connection therewith.
2.5.
Determination of Entitlement. To the extent that the provisions of Section 2.3 are inapplicable to a Claim and if a determination of the Indemnitee's entitlement to indemnification is required pursuant to Section 23B.08.550 of the WBCA, any determination of whether the Indemnitee has satisfied any applicable standard of conduct under Washington law legally required as a condition to indemnification of the Indemnitee hereunder against Costs relating to such Claim and any determination that Expense Advances must be repaid to the Corporation (a "Standard of Conduct Determination") shall be made as follows:
(a)
by the Board by a majority vote of a quorum consisting of directors not at the time parties to the Claim (collectively, "Disinterested Directors");
(b)
if a quorum cannot be obtained under (a) of this Section 2.5, by a majority vote of a committee duly designated by the Board, such committee to consist solely of two or more Disinterested Directors; or
(c)
by Special Legal Counsel.

Approval of indemnification and evaluation as to reasonableness of Costs pursuant to this Section 2.5 shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by Special Legal Counsel, approval of indemnification and evaluation as to reasonableness of Costs shall be made by those entitled to select such Special Legal Counsel.

2.6.
Making the Standard of Conduct Determination. The Corporation shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 2.5 to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 2.5 shall not have made a determination within 15 days after the later of (i) receipt by the Corporation of a written request from the Indemnitee for indemnification pursuant to Section 2.7 and (ii) the selection of a Special Legal Counsel, if such determination is to be made by a Special Legal Counsel; provided that such 15-day period may be extended for a reasonable time, not to exceed an additional 21 days if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of the Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.
2.7.
Procedure upon Application for Indemnification. Notwithstanding Section 7.1 hereof, in order to obtain indemnification pursuant to this Agreement, the Indemnitee shall submit to the Corporation a written request therefor, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.
2.8.
Duration. All agreements and obligations of the Corporation contained herein shall continue during the period that the Indemnitee is a director or officer of the Corporation (or is serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another Related Company) and shall continue thereafter (i) so long as the Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by the Indemnitee to enforce or interpret his rights under this Agreement, even if, in either case, he may have ceased to serve in such capacity at the time of any such Claim or proceeding.

2.9.
Indemnification for Expenses in Obtaining Indemnity. The Corporation shall indemnify the Indemnitee against any and all Costs, and, if requested by the Indemnitee, shall, subject to Section 3.1, within two business days of such request, advance such Costs to the Indemnitee, which are sustained, incurred or suffered by the Indemnitee in connection with any action, suit or proceeding brought by the Indemnitee for: (i) indemnification, or an advance thereof, by the Corporation under this Agreement, any other agreement or the Constituent Documents, as amended; or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

2.10.
Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Costs sustained, incurred or suffered by him but not, however, for all of the total amounts thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.
3.
INDEMNITY EXCEPTIONS
3.1.
Exceptions to Indemnification. Notwithstanding the provisions of Sections 2.1, 2.2 and 2.9 hereof, the Corporation shall not be obligated to indemnify or save harmless the Indemnitee against and from any Claim or Costs or make an Expense Advance:
1.1.1.
if, in respect thereof, a court of competent jurisdiction determines, which determination is not subject to any subsequent appeals, that the Indemnitee failed to act honestly and in good faith with a view to the best interests of the Corporation;
1.1.2.
arising out of any criminal conviction of the Indemnitee if the Indemnitee pleaded guilty or was found guilty by a court of competent jurisdiction, which finding is not subject to any subsequent appeals by the Indemnitee, other than in the case of a criminal proceeding in respect of which the Indemnitee had no reasonable cause to believe that his conduct was unlawful;

1.1.3.
arising out of a determination by a court of competent jurisdiction, which determination is not subject to any subsequent appeals, that: (i) the Indemnitee failed to disclose his interest or conflicts as required under the WBCA; or (ii) the Corporation is not permitted to indemnify the Indemnitee as provided in Section 23B.08.510(4) of the WBCA;
1.1.4.
in connection with any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, or under United States federal or state securities laws for "insider trading";
1.1.5.
if, in respect thereof, the Expense Advance, or any other advance to the Indemnitee under this Agreement, is prohibited by the Sarbanes-Oxley Act of 2002, as amended; or
1.1.6.
in connection with any settlement of a Claim effected without the Corporation's written consent.
4.
BURDEN OF PROOF AND PRESUMPTIONS

4.1.
Burden of Proof. In connection with any determination by the Corporation as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that the Indemnitee is not so entitled.

4.2.
No Presumptions. For purposes of this Agreement, the termination of any Claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court had determined that indemnification is not permitted by applicable law.
5.
CONTRIBUTION
5.1.
If the indemnification provided in this Agreement is unavailable and may not be paid to the Indemnitee for any reason other than statutory limitations set forth in applicable law, then in respect of any Claim in which the Corporation is jointly liable with the Indemnitee (or would be if joined in such Claim), the Corporation shall contribute to the amount of Costs actually and reasonably sustained or incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation and all officers, trustees, directors or employees of the Corporation and any of its Related Companies, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Claim) on the one hand, and the Indemnitee, on the other hand, from the transaction from which such Claim arose, and (ii) the relative fault of the Corporation and all officers, trustees, directors or employees of the Corporation and any of its Related Companies, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Claim), on the one hand, and of the Indemnitee, on the other, in connection with the events which resulted in such Costs, as well as any other relevant equitable considerations. The relative fault referred to above shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Costs. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.
6.
RESIGNATION
6.1.
Nothing in this Agreement shall prevent the Indemnitee from resigning as a director and/or officer of the Corporation or any of its Related Companies at any time.
7.
DEFENSE
7.1.
Notice to Corporation. Upon the Indemnitee becoming aware of any pending or threatened Claim, written notice shall be given by or on behalf of the Indemnitee to the Corporation as soon as is reasonably practicable. The failure by the Indemnitee to timely notify the Corporation will not relieve the Corporation from any liability which it may have to the Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Corporation's ability to defend the Claim.
7.2.
Investigation by Corporation. The Corporation shall conduct such investigation of each Claim as is reasonably necessary in the circumstances, and shall pay all costs of such investigation.
7.3.
Defense by Corporation. Subject to this Section, the Corporation shall, upon the written request of the Indemnitee, defend, on behalf of the Indemnitee, any Claim, even if the Claim is groundless, false or fraudulent. With respect to any such Claim as to which the Indemnitee notifies the Corporation in accordance with Section 7.1 hereof, the Corporation shall be entitled to participate in the defense of any such Claim at its own expense and, except as otherwise provided below, to the extent the Corporation so wishes, it may assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Corporation to the Indemnitee of its election to assume the defense of any such Claim, the Corporation shall not be liable to the Indemnitee under this Agreement or otherwise for Costs (other than reasonable costs of investigation) subsequently incurred by the Indemnitee in connection with the Indemnitee's defense of such Claim unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such Claim, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the Indemnitee shall be entitled to its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Costs related to such separate counsel shall be borne by the Corporation. The Corporation shall not be entitled to assume the defense of an action, suit or proceeding brought by or on behalf of the Corporation or as to which the Indemnitee shall have reached the conclusion described in (ii) above;
7.4.
Settlement by Corporation. With respect to a Claim for which the Corporation is obliged to indemnify the Indemnitee hereunder, the Corporation may conduct negotiations towards the settlement of a Claim and, with the written consent of the Indemnitee (which the Indemnitee agrees not to unreasonably withhold), the Corporation may make such settlement as it deems expedient, provided, however, that the Indemnitee shall not be required, as part of any proposed settlement of a Claim, to admit liability or agree to indemnify the Corporation in respect of, or make contribution to, any compensation or other payment for which provision is made under the settlement. The Corporation shall pay any compensation or other payment for which provision is made by such settlement.
8.
GENERAL
8.1.
Limitation of Actions. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation or any of its Related Companies against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation and any of its Related Companies shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitation is otherwise applicable to such cause of action such shorter period shall govern.
8.2.
Gender; Plural. In this Agreement wherever the singular or masculine is used it will be construed as if the plural or feminine or neuter, as the case may be, had been used where the context otherwise requires, and a reference to a section by number is a reference to the section so numbered in this Agreement.
8.3.
Notices. All notices and other communications required to be given by a party hereunder shall be in writing and shall be deemed to have been duly given: (i) upon delivery, if delivered by hand; (ii) one (1) business day after the business day of deposit with an overnight courier, if delivered by overnight courier, freight prepaid; (iii) five (5) days after deposit with the applicable postal service, if delivered by first class mail postage prepaid; or (iv) one (1) day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission and a facsimile transmission confirmation is obtained in respect thereof, with a copy by first class mail postage prepaid, to the other party at the other party's address specified above or to the last known facsimile number of such party, as applicable, or at such other address or to such other facsimile number as the other party may have last specified in writing to the party intending to convey the notice or other communication.
8.4.
Time. Time shall be of the essence of this Agreement.
8.5.
Headings. The headings in this Agreement are inserted for ease of reference only and shall have no effect on the construction or interpretation of this Agreement.
8.6.
Governing Law. This Agreement shall be construed, interpreted, governed by and enforced in accordance with the laws of the State of Washington, U.S.A., applicable to contracts made and to be performed in the State of Washington, U.S.A., without giving effect to the principles of conflicts of laws. Each of the parties hereby irrevocably attorns to the non‑exclusive jurisdiction of the courts of Seattle, Washington, U.S.A., with respect to any matters arising out of this Agreement.
8.7.
Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and there are no agreements, representations or warranties, express or implied, which are collateral hereto.
8.8.
Nonexclusivity. The rights of the Indemnitee hereunder shall be in addition to any rights the Indemnitee may have under the Constituent Documents of the Corporation, including any amendments thereto or restatements thereof, any agreement, any vote of shareholders or Disinterested Directors, or otherwise (collectively, the "Other Indemnity Provisions"). To the extent that any change(s) in the WBCA (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Other Indemnity Provisions, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the benefits so afforded by such change(s).
8.9.
Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Corporation.
8.10.
No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment to the Indemnitee in respect of any Costs to the extent the Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Corporation hereunder.
8.11.
Amendments. This Agreement may only be amended by a written agreement signed by both of the parties hereto.
8.12.
Waivers. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
8.13.
Further Assurances. Each of the parties agrees to promptly do all such further acts, and promptly execute and deliver all such further documents, as may be necessary or advisable for the purpose of giving effect to or carrying out the intent of this Agreement.
8.14.
Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director, officer or trustee of the Corporation, any of its Related Companies or of any other enterprise at the Corporation's request.
8.15.
Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.
8.16.
Subrogation.In the event of payment to the Indemnitee under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. The Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

8.17.
Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts will constitute one and the same agreement. This Agreement may be executed and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement, in the case of a corporate party by its duly authorized officer or officers, as of the date first written above.

SIGNED, SEALED AND DELIVERED by in the presence of: Signature Name Address Occupation	)))))))))))))	●

MERCER INTERNATIONAL INC.

By:

Name:

Title: